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EXHIBIT 10.11

                           LOAN MODIFICATION AGREEMENT

         THIS LOAN MODIFICATION AGREEMENT (the "Agreement") is made and entered into as of July 13, 1998 by and among WESTAR FINANCIAL SERVICES INCORPORATED, a Washington corporation ("Westar"), ROBERT W. CHRISTENSEN, JR. ("Christensen") and BANK ONE, NA, a national banking association formerly named Bank One, Columbus, NA (the "Lender").

                                    RECITALS

         The following recitals are representations with respect to certain factual matters that form the basis of this Agreement and are an integral part of this Agreement.

         A. The Lender loaned to Westar the sum of $750,000 (the "Loan") pursuant to the terms and conditions of a certain Loan Agreement dated as of August 13, 1997 by and between Westar and the Lender (the "Loan Agreement");

         B. To evidence the Loan, Westar executed a certain Promissory Note dated August 13, 1997 (the "Note"), whereby Westar promised to pay the outstanding principal balance of the Loan, together with interest as set forth in the Note, on or before October 27, 1997;

         C. To secure the Loan Agreement and the Note, the Lender and Westar entered into a certain Security Agreement dated as of August 13, 1997 (the "Security Agreement");

         D. In consideration of the Lender making the Loan to Westar, Christensen (the "Indemnitor") severally, agreed by a certain Validity Agreement dated as of August 13, 1997 to indemnify the Lender as set forth therein (the "Validity Agreement");

         E. In further consideration of the Lender making the Loan to Westar, the Lender and Westar entered into a certain Agreement with Respect to Prevention and Resolution of Disputes dated as of August 13, 1997 (the "Dispute Resolution Agreement");

         F. Lender is still the holder and beneficiary of the Loan Agreement, Note, Security Agreement, Validity Agreement, Dispute Resolution Agreement and

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certain other agreements, documents and instruments related thereto
(collectively, the "Loan Documents"); and

         G. Westar, the Lender and the Indemnitor desire to amend the Loan Documents to extend the maturity date of the Note from October 27, 1997 to April 30, 1999 and to change the interest rate thereunder from and after July 31, 1998 to twenty percent (20%) per annum if delinquent.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the agreement and undertakings of the parties to amend the Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. All terms and conditions of the Loan Documents shall remain in full force and effect without change, except that, in order to reflect the extension of the maturity date of the Note to April 30, 1999 and the increase of the interest rate thereunder from and after July 31, 1998 to twenty percent (20%) per annum if delinquent, Section 1 of the Note is hereby deleted in its entirety and replaced with the following:

             1.  Payments of Principal and Interest.
             The total principal sum and interest hereunder shall be due and payable and shall be paid by Westar to the Lender in one lump sum payment on or before April 30, 1999.

             The unpaid principal balance of this Note shall bear interest as follows:

             (a) from the date of the initial disbursement to and including October 31, 1997, at a fluctuating rate per annum equal to three percent (3.0%) above the LIBOR Rate (defined below);

                           and

             (b) from and after July 31, 1998 to and including the maturity date, at a rate of twenty percent (20%) per annum if delinquent.

             As used herein, "LIBOR Rate" shall mean the interest rate at which deposits in immediately available funds in U.S. dollars are offered by prime banks in the interbank market for a thirty

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             (30) day period as published in the Wall Street Journal. The initial LIBOR Rate shall be the LIBOR Rate in effect as of the date of disbursement of the loan proceeds by the Lender and thereafter shall be the LIBOR Rate in effect as of the first Business Day of each month (the "Interest Determination Date") and such LIBOR Rate shall be effective until the next succeeding Interest Determination Date. Any change in the LIBOR Rate shall be effective immediately upon and after the related Interest determination Date

             All interest payable in accordance with this Note shall be calculated on the basis of a 360-day year for the actual number of days principal is outstanding."

         2. Westar covenants that it will (i) pay the balance of the principal, together with the interest from the dates of disbursement thereof, as specified in the Loan Documents, as amended hereby, and (ii) perform and observe all covenants, agreements, stipulations and conditions on its part to be performed under the Loan Documents.

         3. Except as specifically modified herein, the Loan Documents shall remain in full force and effect in all respects according to their original terms, covenants and conditions as security for the unpaid balance of the indebtedness and interest thereon evidenced by the Loan Agreement and the Note, as if the unpaid balance of the principal, with the interest accrued thereon, had originally been payable as provided for herein. Except as specifically set forth herein, nothing in this Agreement shall affect or impair any rights and powers which the Lender may have thereunder.

         4. Each of the parties hereto consents to the provisions of this Agreement and represents and warrants to the Lender that as of the date hereof the Loan Documents to which such party remain in full force and effect and are enforceable in accordance with their respective terms, as amended hereby.

         5. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         6. This Agreement is binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that Westar and the Indemnitors may not assign or transfer their respective rights or duties under this Agreement or the Loan Documents without the prior written consent of the Lender.

         IN WITNESS THEREOF, the parties hereto have executed this

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Agreement as of the date first above written.

BANK ONE, NA                         WESTAR FINANCIAL SERVICES INCORPORATED,
                                         a Washington corporation

By:                                   By:
   --------------------------             ------------------------------------
     Robert N. Kent, Jr.,                   Robert W. Christensen,
     Vice President                          President

-----------------------------
     Robert W. Christensen,
     Individually